UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2003

KFX INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 745 Denver, Colorado, USA	80206
(Address of principal executive offices)	(Zip Code)

(303) 293-2992

(Registrant’s telephone number,

including area code)

not applicable

(Former name or former address, if changed since last report)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On November 26, 2003 KFx Inc. (“KFx”) completed its previously announced transaction with Kennecott Energy Company (“Kennecott”).

In accordance with terms contained in the Equity Exchange Agreement, Kennecott transferred to KFx its 49% membership interest in K-Fuel L.L.C. and the full ownership of all related technology developed by Kennecott. Prior to the consummation of this transaction, KFx owned a 51% membership interest in K-Fuel, L.L.C. In exchange, KFx transferred its ownership interests in Pegasus Technologies, Inc. (” Pegasus”) to Kennecott. KFx had previously held approximately 65% ownership in Pegasus.

As additional consideration, KFx could receive contingent payments of up to $8.0 million in the aggregate, plus accrued interest, payable out of a portion of cash flows generated by Pegasus. KFx retains no ownership interest in Pegasus.

Kennecott repaid KFx $1,000,000 that KFx had loaned to Pegasus during the first nine months of 2003, under a working capital line of credit. Kennecott also paid to the Chairman, CEO and President of KFx $184,595 to retire indebtedness owed by Pegasus and $301,138 to a director of KFx and his company to retire indebtedness owed by Pegasus.

In connection with the Equity Exchange Agreement, KFx paid $500,000 to Pavilion Technologies, Inc. (“Pavilion”) to obtain agreement from Pavilion to waive their right to demand acceleration of royalty obligations due to Pavilion from Pegasus upon the change in control of Pegasus. KFx is to be repaid this amount by Pegasus.

Kennecott also received a license and all necessary rights to build and operate up to 3 commercial K-Fuel plants (1 domestic and 2 foreign in either or both Asia and Europe) and to market K-Fuel or other production from those plants. Each plant can have annual capacity of up to 3 million tons and the Kennecott will pay applicable royalty and license fees for these 3 plants.

The full text of the Equity Exchange Agreement, Debt Modification Agreement and the press release issued in connection with this announcement are attached as Exhibits 2.1, 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

The financial statements to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Current Report is required to be field.

(b)	Pro Forma Financial Statements.

The pro forma financial information required to be filed as part of the report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Current Report is required to be field.

(c)	Exhibits.

Number	Description

2.1	Equity Exchange Agreement among Pegasus Technologies, Inc., K-Fuel LLC, KFx Inc., Kennecott Energy Company and Kennecott Alternative Fuels Inc.

99.1	Debt Modification Agreement

99.2	Press Release dated December 1, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

By:	/s/ Jerry A. Mitchell

JERRY A. MITCHELL Vice President of Finance

Dated: December 11, 2003

EXHIBIT INDEX

Exhibit Number	Description

2.1	Equity Exchange Agreement among Pegasus Technologies, Inc., K-Fuel LLC, KFx Inc., Kennecott Energy Company and Kennecott Alternative Fuels Inc.

99.1	Debt Modification Agreement

99.2	Press Release, dated December 1, 2003, issued by KFx Inc.